Exhibit 10.1
AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT
     This Amendment No. 1 to Asset Purchase Agreement (this “Amendment”) is made and entered into as of January 3, 2011, between Desert Fabco Acquisition, LLC, a Delaware limited liability company (“Purchaser”), and Alexco, L.L.C., an Arizona limited liability company (“Seller”).
W I T N E S S E T H:
     A. Purchaser and Seller entered into that certain Asset Purchase Agreement, dated as of October 12, 2010 (the “Asset Purchase Agreement”), including the Exhibits thereto, and, in connection therewith, Seller delivered to Purchaser that certain Disclosure Letter, dated as of October 12, 2010 (the “Disclosure Letter”).
     B. Purchaser and Seller now desire to amend the Asset Purchase Agreement and certain Exhibits thereto and the Disclosure Letter, all as set forth herein.
     NOW, THEREFORE, in consideration of the premises and the agreements set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and on the terms and subject to the conditions set forth in this Amendment, the parties hereto agree as follows:
ARTICLE I
AMENDMENT
     1.1 Amendment to Section 4.1.
          (a) As contemplated by the first sentence of Section 4.1 of the Asset Purchase Agreement, Purchaser and Seller hereby agree that the Closing shall occur on Monday, January 3, 2011.
          (b) The third sentence of Section 4.1 of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:
“The Closing shall be deemed effective at 12:01 a.m., Mountain Standard Time, on Saturday, January 1, 2011, for all purposes.”
     1.2 Amendment to Section 7.2. Section 7.2(d) of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:
     “(d) No Loans or Investments. Except as set forth on Section 7.2(d) of the Disclosure Letter, make any loans, advances or capital contributions to, or investments in, or otherwise acquire the securities of, any Person.”
     1.3 Amendment to Section 7.19. The last sentence of Section 7.19 of the Asset Purchase Agreement is hereby amended to replace the words “to Robert Fraley” with the words “to the obligee under the Related Party Note Payable”.

     1.4 Amendment to Section 8.1. Section 8.1(a) of the Asset Purchase Agreement is hereby amended to add the following new sentence at the end thereof:
“Seller acknowledges that, in certain cases, the offer of employment to be made to an Employee pursuant to this Section 8.1(a) will be made by an Affiliate of Purchaser rather than Purchaser itself, and Purchaser acknowledges and agrees that the employment of any Hired Employee by an Affiliate of Purchaser rather than Purchaser itself is not intended to, and shall not, affect the individual who directly supervises such Hired Employee, or to whom such Hired Employee directly reports, which, unless otherwise agreed by one of the Key Employees or such Hired Employee, shall be the same as was the case immediately prior to the Closing.”
     1.5 Amendments to Certain Exhibits.* The Exhibits to the Asset Purchase Agreement are hereby amended as set forth on Annex A hereto.
     1.6 Amendments to the Disclosure Letter.*
          (a) The Disclosure Letter is hereby amended as set forth on Annex B hereto.
          (b) The Disclosure Letter shall be deemed to have contained at the time delivered on October 12, 2010 references to the matters referred to on Annex B hereto, with such references constituting an effective disclosure to each relevant Section or subsection of Article V of the Asset Purchase Agreement.
ARTICLE II
WAIVER
     Purchaser hereby waives the conditions precedent to its obligations to consummate the transactions contemplated by the Asset Purchase Agreement that it shall have received evidence that Seller has received the consents identified as items 8, 9 and 10 on Exhibit 9.2(e) to the Asset Purchase Agreement.
ARTICLE III
MISCELLANEOUS
     3.1 Scope and Effect of Amendment. Except as expressly amended hereby, the Asset Purchase Agreement shall continue in full force and effect and will not be, or deemed to be, otherwise affected by this Amendment.
     3.2 Defined Terms. Capitalized terms used and not defined in this Amendment have the meanings assigned to such terms in the Asset Purchase Agreement.
     3.3 Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

*	Pursuant to Item 601(b)(2) of Regulation S-K, Annexes A and B hereto have been omitted. Kaiser Aluminum Corporation agrees to furnish supplementally a copy of such Annexes to the Securities and Exchange Commission upon request.

     3.4 Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.
     3.5 Governing Law. This Amendment shall be construed, performed and enforced in accordance with the Laws of the State of Arizona, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers, as of the date first written above.

PURCHASER: DESERT FABCO ACQUISITION, LLC, a Delaware limited liability company
By:	/s/ John M. Donnan
	Name:	John M. Donnan
	Title:	Senior Vice President, General Counsel and Secretary

SELLER: ALEXCO, L.L.C., an Arizona limited liability company
By:	/s/ Robert R. Fraley
	Name:	Robert R. Fraley
	Title:	Manager

By:	/s/ Barbara E. Fraley
	Name:	Barbara E. Fraley
	Title:	Manager

By:	/s/ Perry J. Fraley
	Name:	Perry J. Fraley
	Title:	Manager

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]